                                                                     EXHIBIT 11
                                                                    PAGE 1 OF 2

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                        THIRTY-SIX WEEKS ENDED
                                                       -------------------------
                                       FISCAL YEAR
                                    ------------------ SEPTEMBER 8, SEPTEMBER 9,
                                    1994   1993  1992      1995         1994
                                    -----  ----- ----- ------------ ------------
Net income (loss).................  $ (25) $  50 $  85    $ (49)       $ (10)
Less: Dividends on convertible
 preferred stock..................    --       8    17      --           --
                                    -----  ----- -----    -----        -----
Net income (loss) available for
 common shareholders..............  $ (25) $  42 $  68    $ (49)       $ (10)
                                    =====  ===== =====    =====        =====
Primary Earnings (Loss) Per Common
 Share
Shares--
  Weighted average number of
   common shares outstanding......  151.5  107.4  99.8    157.9        151.2
  Assuming distribution of common
   shares reserved under employee
   stock purchase plan, based on
   withholdings to date, less
   shares assumed purchased at
   average market(1)..............    --      .1    .1      --           --
  Assuming distribution of common
   shares granted under
   comprehensive stock plan, less
   shares assumed purchased at
   average market(1)..............    --     5.5   5.8      --           --
  Assuming distribution of common
   shares issuable for warrants,
   less shares assumed purchased
   at average market(1)(2)........    --     --    --       --           --
                                    -----  ----- -----    -----        -----
                                    151.5  113.0 105.7    157.9        151.2
                                    =====  ===== =====    =====        =====
Primary Earnings (Loss) Per Common
 Share............................  $(.17) $ .37 $ .64    $(.31)       $(.07)
                                    =====  ===== =====    =====        =====

--------
(1) Common equivalent shares and other potentially dilutive securities were antidilutive in 1994 and the thirty-six week periods ended September 8, 1995 and September 9, 1994.
(2) Stock warrants were issued in 1994.

                                                                     EXHIBIT 11
                                                                    PAGE 2 OF 2

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES

            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (CON'T)

                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

                                                       THIRTY-SIX WEEKS ENDED
                                                      -------------------------
                                    FISCAL YEAR
                                --------------------- SEPTEMBER 8, SEPTEMBER 9,
                                 1994    1993   1992      1995         1994
                                ------  ------ ------ ------------ ------------
Fully Diluted Earnings (Loss)
 Per Common Share
Shares--
  Weighted average number of
   common shares outstanding...  151.5   107.4   99.8     157.9        151.2
  Assuming distribution of
   common shares reserved under
   employee stock purchase
   plan, based on withholdings
   to date, less shares assumed
   purchased at higher of
   average or ending
   market(1)...................    --       .1     .2       --           --
  Assuming distribution of
   common shares granted under
   comprehensive stock plan,
   less shares assumed
   purchased at higher of
   average or ending
   market(1)...................    --      7.6    6.5       --           --
  Assuming distribution of
   common shares issuable for
   warrants, less shares
   assumed purchased at higher
   of average or ending
   market(1)(2)................    --      --     --        --           --
  Assuming issuance of common
   shares upon conversion of
   subordinated debt(3)........    --       .7    --        --           --
  Assuming issuance of common
   shares upon conversion of
   convertible preferred
   stock(3)....................    --      5.5    --        --           --
                                ------  ------ ------    ------       ------
                                 151.5  121.3   106.5     157.9        151.2
                                ======  ====== ======    ======       ======
Fully Diluted Earnings (Loss)
 Per Common Share.............. $ (.17) $  .35  $ .64    $ (.31)      $ (.07)
                                ======  ====== ======    ======       ======

--------
(1) Common equivalent shares and other potentially dilutive securities were antidilutive in 1994 and the thirty-six week periods ended September 8, 1995 and September 9, 1994.
(2) Stock warrants were issued in 1994.
(3) Convertible subordinated debt and convertible preferred stock were antidilutive in 1992 and 1994.